EXHIBIT 99.1

NEWS RELEASE

Torrance, California
October 21, 2004

SUMMA INDUSTRIES ANNOUNCES CASH DIVIDEND

Summa Industries (NasdaqNM: SUMX) announces that its Board of Directors has declared a cash dividend of $.06 per share on the Company’s common stock. The dividend is payable on or about December 10, 2004 to stockholders of record on November 29, 2004.

This is the first dividend the Company has declared in over 10 years.  The Board of Directors intends to again consider declaring a dividend in approximately one year.

Summa Industries manufactures proprietary plastic components for industrial and commercial markets.

Statements in this news release which relate to future plans, financial results or projections, events or performance are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and fall under the safe harbor.  These forward-looking statements include, but are not limited to, statements regarding future dividends.  Actual results could differ materially from those anticipated in the forward-looking statements as a result of a number of factors, including, but not limited to, the inability of the Company to pay dividends or the subsequent decision not to declare dividends and other risks and uncertainties described in detail under “Risk Factors” in Summa’s Annual Report on Form 10-K for the fiscal year ended August 31, 2003.

For further information, contact James R. Swartwout, (310) 792-7024; Fax (310) 792-7079; ir@summaindustries.com; www.summaindustries.com.